HEALTH CARE PROPERTY INVESTORS, INC.

                   SECOND AMENDED AND RESTATED
               DIRECTOR DEFERRED COMPENSATION PLAN


     ELIGIBILITY. Each member of the Board of Directors (the "Board") of Health Care Property Investors, Inc. (the "Company") who is not an employee of the Company (a "Director") shall be eligible to participate in this Second Amended and Restated Director Deferred Compensation Plan of the Company (the "Plan"), pursuant to the terms and conditions described herein.

     PARTICIPATION.

          (a) DEFERRED COMPENSATION. At any time, a Director may elect to participate in the Plan by directing that all or any portion of the compensation which the Director may thereafter earn for services as a Director (including the Director's retainer and any fees payable for services as a member of a committee of the Board) shall be credited to an account or accounts subject to the terms of the Plan. Any Director who elects to participate in the Plan is hereinafter referred to as a "Participant".

               (i) A Director's election to defer the Director's fees shall be in the form of a document, similar to Exhibit A-1 attached, executed by a Director and shall become effective at the first day of the fiscal quarter beginning immediately following the date on which the Company receives such notice, or on the first day of such later fiscal quarter as may be designated in the notice of election to defer compensation. "Fiscal quarter" shall mean any quarter of the fiscal year adopted by the Company for reporting its financial condition and operating results.

               (ii) A Director's election to defer compensation under the Plan shall continue in effect until the Director ceases to be a Director, or until the date the Director terminates such election, in whole or in part, by written notice filed with the Company. Any such termination, in whole or in part, shall become effective at the close of the fiscal quarter ending immediately following the date on which the Company receives such notice, or at the end of such later fiscal quarter as may be designated in the notice of termination.

               (iii) A Participant who has filed an election to terminate deferrals of compensation under the Plan may thereafter file an election to recommence such deferrals with respect to any future compensation earned by him for services to the Company or any subsidiary thereof pursuant to the foregoing provisions of the Plan.

          (b) ACCRUED RETIREMENT BENEFITS. Upon termination of the Company's Retirement Plan for Outside Directors (the "Retirement Plan") with the approval of the Board and the consent of each participant therein and the concurrent adoption of the Second Amended and Restated Directors Stock Incentive Plan by the Company's stockholders, all accrued benefits (the "Retirement Amount") for each Director who was formerly a participant in the Retirement Plan shall be credited to accounts under this Plan and subject to the terms of this Plan. Upon such termination of the Retirement Plan and crediting of accounts under this Plan, no further benefits will accrue under the Retirement Plan and no Director shall have any rights thereunder. Each Director who was formerly a participant in the Retirement Plan shall make an election directing that his Retirement Amount be allocated to an account or accounts under this Plan. Such allocation election shall be made by the delivery to the Company by such Director of a written allocation substantially in the form of Exhibit A-2 attached, and shall become effective upon the approval of the Committee in its sole discretion and as of the date of such approval. "Committee" shall mean the Compensation Committee of the Board (or another committee of the Board assuming the functions of the Committee under this Plan), which shall consist solely of two members appointed by and holding office at the pleasure of the Board, each of whom is both an "outside director" for purposes of Section 162(m) of the Code and a "non-employee director" as defined by Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"). The Committee may include more than two members appointed by the Board so long as such additional members are "outside directors" for purposes of Section 162(m) of the Code and are either a "non-employee director" as defined by Rule 16b-3 or, if not a "non-employee director" at the time of any Incentive Award grant, such director otherwise satisfies an exemption under Rule 16b-3.

     1.     INTEREST RATE ACCOUNTS AND STOCK CREDIT ACCOUNTS.

          (a) DEFERRED COMPENSATION ACCOUNTS: Upon electing to defer compensation under the Plan, each Participant shall designate the amount of such compensation which shall be credited to the Participant's "Deferred Compensation Interest Rate Account" or "Deferred Compensation Stock Credit Account" (the Deferred Compensation Interest Rate Accounts and Deferred Compensation Stock Credit Accounts are sometimes hereinafter referred to collectively as the "Deferred Compensation Accounts") as follows:

               (i) DEFERRED COMPENSATION INTEREST RATE ACCOUNTS: The Participant's Deferred Compensation Interest Rate Account shall be credited, as of the date on which the Participant would otherwise have been entitled to receive such deferred compensation, with the amount of compensation directed to be deferred and credited to the Participant's Deferred Compensation Interest Rate Account.

               (ii) DEFERRED COMPENSATION STOCK CREDIT ACCOUNTS: The Participant's Deferred Compensation Stock Credit Account shall be credited, as of the first payment date for regular quarterly dividends paid to holders of the Company's Common Stock ("Common Stock") following when the Participant would otherwise have been entitled to receive such deferred compensation, with a number of units equal to the number of shares of Common Stock (including fractions of units reflecting fractions of shares) that could have been purchased at the average of the closing price of Common Stock (as reported in The Wall Street Journal, "Closing Price") on each business day during the immediately preceding 10 business days (the "Average Closing Price") with the amount of compensation directed to be deferred and credited to Participant's Deferred Compensation Stock Credit Account.

          (b) RETIREMENT BENEFITS ACCOUNTS: Upon the transfer of the accrued benefits under the Retirement Plan as provided in Section 2(b) above, each Director who was formerly a participant in the Retirement Plan shall designate that their Retirement Amount shall be credited to either or both of the Participant's "Retirement Benefits Interest Rate Account" or "Retirement Benefits Stock Credit Account" (the Retirement Benefits Interest Rate Accounts and the Retirement Benefits Stock Credit Accounts are sometimes collectively referred to herein as the "Retirement Benefits Accounts") as follows:

               (i) RETIREMENT BENEFITS INTEREST RATE ACCOUNTS: Each Director who was formerly a participant in the Retirement Plan shall have credited to his Retirement Benefits Interest Rate Account all or such portion of the Retirement Amount as shall be designated by such Director in his allocation election.

               (ii) RETIREMENT BENEFITS STOCK CREDIT ACCOUNTS: Each Director who was formerly a participant in the Retirement Plan shall have credited to his Retirement Benefits Stock Credit Account, as of the date of approval by the Committee of such Director's written allocation as provided in
Section 2(b), with a number of units equal to the number of shares of Common Stock (including fractions of units reflecting fractions of shares) that could have been purchased at the average of the Closing Price on each business day during the 10 business days immediately preceding the date of such allocation with such portion of the Retirement Amount as shall be designated by such Director in his allocation election.

          (c) THE PLAN ACCOUNTS: The Deferred Compensation Accounts and the Retirement Benefits Accounts (sometimes collectively referred to herein as the "Plan Accounts") shall be held by the Company in its general funds, shall be credited to an account or accounts, as applicable, in the name of each participant and shall earn a rate of return as described herein.

          (d) THE INTERST RATE ACCOUNTS: The Deferred Compensation Interest Rate Accounts and the Retirement Benefits Interest Rate Accounts (sometimes collectively referred to herein as, the "Interest Rate Accounts") shall, based on the Participant's Interest Rate Account balance at the beginning of each fiscal quarter, be credited at the end of each fiscal quarter with an interest equivalent to be calculated quarterly on the basis of one quarter of the percentage rate which is equal to one point below the prime interest rate charged by Bank of New York on the last day of the fiscal quarter or such other rate as may be set from time to time by the Compensation Committee.

          (e) THE STOCK CREDIT ACCOUNTS: The Deferred Compensation Stock Credit Accounts and the Retirement Benefits Stock Credit Accounts (sometimes collectively referred to herein as, the "Stock Credit Accounts") shall:

               (i) As of the date any dividend is paid to holders of Common Stock, the Participant's Stock Credit Account shall also be credited with an additional number of units equal to the number of shares of Common Stock (including fractions of units reflecting fractions of shares) that could have been purchased at the Average Closing Price of Common Stock as of such date with the dividend paid on the number of shares of Common Stock to which the Participant's Stock Credit Account is then equivalent (but not taking into account any units credited the same day pursuant to Sections 3(a)(ii) and
(b)(ii)). In case of any dividends paid in property, the dividend shall be deemed to be the fair market value of the property at the time of distribution of the dividend, as determined by the Committee.

               (ii) If at any time the number of outstanding shares of Common Stock shall be increased as the result of any stock dividend, subdivision or reclassification of shares, the number of shares of Common Stock to which each Participant's Stock Credit Account is equivalent shall be increased in the same proportion as the outstanding number of shares of Common Stock is increased, or if the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination or reclassification of shares, the number of shares of Common Stock to which each Participant's Stock Credit Account is equivalent shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased. In the event the Company shall at any time be consolidated with or merged into any other corporation and holders of the Company's Common Stock receive common shares of the resulting or surviving corporation, there shall be credited to each Participant's Stock Credit Account, in place of the shares then credited thereto, a stock equivalent determined by multiplying the number of common shares of stock given in exchange for a share of Common Stock upon such consolidation or merger, by the number of shares of Common Stock to which the Participant's account is then equivalent. If in such a consolidation or merger, holders of the Company's Common Stock shall receive any consideration other than common shares of the resulting or surviving corporation, the Committee shall determine the appropriate change in Participants' accounts.

               (iii) At any given time, the cash equivalent balance of a Participant's Stock Credit Account shall be determined by multiplying the number of credited units in the Participant's Stock Credit Account by the Average Closing Price as of such date for such shares of stock.

          (f)     ALLOCATION BETWEEN INTERST RATE ACCOUNTS AND STOCK CREDIT
ACCOUNTS:

               (i) Participant's Deferred Compensation Accounts under the Plan prior to the effective date of this second amendment and restatement of the Plan shall continue to be held in each Participant's Deferred Compensation Interest Rate Account or Deferred Compensation Stock Credit Account, as the case may be, until such time as the Participant may elect to have all or part of such amounts reallocated as provided herein.

               (ii) Participants may at any time file with the Company an election to reallocate all or any portion of amounts credited to Plan Accounts from Interest Rate Accounts to Stock Credit Accounts or vice versa. Such reallocation shall be made by the delivery to the Company by the Participant of a written election, substantially in the form of Exhibit A-3 attached, executed by the Participant which shall become effective (1) only upon the approval of the Committee in its sole discretion and (2) as of the first day of the fiscal quarter beginning immediately following the date on which the Committee approves such election or the beginning of such later fiscal quarter as may be designated in the notice.

               (iii) Participants may at any time by written notice filed with the Company change the account to which future deferrals shall be credited. Any such change shall become effective on the first day of the fiscal quarter beginning immediately following the date on which the Company receives such notice, or at the beginning of any later fiscal quarter as may be designated in such notice.

     4. EVENTS CAUSING DISTRIBUTION OF DEFERRED COMPENSATION ACCOUNTS. A Participant's Deferred Compensation Accounts shall become distributable upon the first to occur of any of the following events:

          (a)     The termination of the Participant's membership on the Board;

          (b)     The death of the Participant;

          (c) The total and permanent incapacity of the Participant, due to physical impairment or legally established mental incompetence, to perform the usual duties of a member of the Board, which disability shall be determined on the basis of (i) medical evidence by a licensed physician designated by the Company or (ii) evidence that the Participant has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability;

          (d) The occurrence of an unforeseeable emergency caused by accident, illness or other causes beyond the control of the Participant which results, in the sole judgment of the Committee, in substantial hardship to the Participant. Any distribution pursuant to this Section 4(d) shall be in an amount not greater than the amount necessary, in the sole judgment of the Committee, to alleviate any hardship caused to the Participant by reason of such emergency; or

          (e) Such earlier date as may be specified by the Participant at the time he elects to participate in the Plan.

     5.     EVENTS CAUSING DISTRIBUTION OF RETIREMENT BENEFITS ACCOUNTS.

          (a) A Participant's Retirement Benefits Accounts shall become distributable upon the first to occur of any of the following events:

               (i)     The death of the Participant;

               (ii)     Retirement from the Board if such Participant has:

                    (A) reached age sixty (60) and completed fifteen (15) full years of service as a Board member, or

                    (B) reached age sixty five (65) and completed five (5) full years of service as a Board member; or

               (iii) The total and permanent incapacity of the Participant, due to physical impairment or legally established mental incompetence, to perform the usual duties of a member of the Board, which disability shall be determined on the basis of (i) medical evidence by a licensed physician designated by the Company or (ii) evidence that the Participant has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.

          (b) If after a Change of Control, a Director is (a) removed from the Board during a term that included the date of a Change of Control, or (b) not re-elected immediately following the expiration of a term that included the date of a Change of Control, the Retirement Benefits Accounts shall be payable immediately in a lump sum, effective as of the date of such termination or unsuccessful election. "Change of Control" shall be deemed to occur if:
               (i) any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities. For purposes of this Plan, (A) the term "Person" is used as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that unless this Plan provides to the contrary, the term shall not include the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and (B) the term "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act;

               (ii)     during any period of two consecutive
years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 5(b)(i), (iii) or (iv)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( ) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

               (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66- % of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 25% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

               (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     6.     FORM OF DISTRIBUTION OF DEFERRED COMPENSATION ACCOUNTS.

          (a) INTEREST RATE ACCOUNT: Deferred compensation credited to the Deferred Compensation Interest Rate Account, together with accumulated interest, will be distributed to the Participant in 36 approximately equal monthly payments, unless the Committee, in its sole discretion, determines, upon written request of the Participant, that payment shall be made over a shorter period, in a lump sum, or in a partial lump sum with the remainder to be distributed in 36 approximately equal monthly payments. The amount of each distribution payment shall be equal to the balance in such Interest Rate Account of as of such payment date multiplied by a fraction, the numerator of which is one, and the denominator of which is the number of installments yet to be paid to the Participant.

          Payment shall commence 30 days after the occurrence of the event causing distribution, with interest continuing to accrue pursuant to Section 3(d) hereof until the full amount of deferred compensation in the Deferred Compensation Interest Rate Account is paid.

          (b) STOCK CREDIT ACCOUNT: Distribution of a Participant's Deferred Compensation Stock Credit Account shall be made in cash to the Participant in 36 approximately equal monthly payments, unless the Committee, in its sole discretion, determines, upon written request of the Participant, that payment shall be made over a shorter period, in a lump sum, or in a partial lump sum with the remainder to be distributed in 36 approximately equal monthly payments. The amount of each distribution payment shall be the cash equivalent equal to the Average Closing Price as of such payment date multiplied by the number of credited shares to be distributed for such payment. The number of credited units to be distributed shall equal the credited unit balance of the Participant's Deferred Compensation Stock Credit Account multiplied by a fraction, the numerator of which is one, and the denominator of which is the number of installments yet to be paid to the Participant.

          Payment shall commence 30 days after the occurrence of the event causing distribution. The number of credited units distributed as a cash equivalent payment to the Participant shall be debited from the Participant's Deferred Compensation Stock Credit Account balance, and the Deferred Compensation Stock Credit Account shall continue to accrue pursuant to Section 3(e) hereof until the full amount of deferred compensation in the Deferred Compensation Stock Credit Account is paid.

     7.     FORM OF DISTRIBUTION OF RETIREMENT BENEFITS ACCOUNTS.

          (a) INTEREST RATE ACCOUNT: Amounts credited to the Retirement Benefits Interest Rate Account, together with accumulated interest, will be distributed to the Participant in 10 approximately equal annual payments. The amount of each distribution payment shall be equal to the balance in such Interest Rate Account of as of such payment date multiplied by a fraction, the numerator of which is one, and the denominator of which is the number of installments yet to be paid to the Participant.

          Payment shall commence 30 days after the occurrence of the event causing distribution, with interest continuing to accrue pursuant to Section 3(d) hereof until the full amount in the Retirement Benefits Interest Rate Account is paid.

          (b) STOCK CREDIT ACCOUNT: Distribution of a Participant's Retirement Benefits Stock Credit Account shall be made in cash to the Participant in 10 approximately equal annual payments. The amount of each distribution payment shall be the cash equivalent equal to the Average Closing Price as of such payment date multiplied by the number of credited units to be distributed for such payment. The number of credited units to be distributed shall equal the credited unit balance of the Participant's Retirement Benefits Stock Credit Account multiplied by a fraction, the numerator of which is one, and the denominator of which is the number of installments yet to be paid to the Participant.

          Payment shall commence 30 days after the occurrence of the event causing distribution. The number of credited units distributed as a cash equivalent payment to the Participant shall be debited from the Participant's Retirement Benefits Stock Credit Account balance, and the Retirement Benefits Stock Credit Account shall continue to accrue pursuant to Section 3(e) hereof until the full amount in the Retirement Benefits Stock Credit Account is paid.

     8. DESIGNATION OF BENEFICIARY. Each Participant may designate, by a form similar to Exhibit B attached, a beneficiary to receive distribution of the Participant's Plan Accounts if the Participant is not living when any portion of such compensation becomes distributable. If the Participant fails to designate a beneficiary, or if the Participant's designated beneficiary does not survive until the time when any portion of the Participant's Plan Accounts becomes distributable, such portion of the Participant's Deferred Compensation Accounts shall be paid in a lump sum to the Participant's estate within 120 days immediately following the date of the Participant's death and such portion of the Participant's Retirement Benefits Plans shall be paid in accordance with
Section 7 to the Participant's estate.

     9.     MISCELLANEOUS.

          (a) The Participant's Plan Accounts under the Plan shall not be assignable by the Participant and shall not be subject to attachment, lien, levy, or other creditors' rights under state or Federal law.

          (b) All funds or assets, together with all interest, accumulations and increments thereon, of the Plan Accounts of all Participants shall remain the funds and assets of the Company, and shall be subject to the Company's absolute ownership and control until the time when such funds or assets are distributed in accordance herewith. The obligation of the Company to Participants hereunder is a contractual obligation only, and the Participants shall have no preferred or specific interest, by way of trust, escrow, annuity or otherwise, in and to any specific assets or funds of the Company.

          (c) Copies of the Plan and any and all amendments thereto shall be made available to eligible Participants at all reasonable times at the office of the Corporate Secretary of the Company. All notices to the Company hereunder shall be filed with the Corporate Secretary of the Company.

          (d) The Plan may be amended prospectively, from time to time, by the Committee, and the interest rate applicable hereunder may be increased or decreased prospectively (including with respect to amounts of compensation previously deferred by the Participants) by the Committee as provided in Section 3(d) hereof, but no amendment shall, in any event, be made to the Plan which would reduce the amounts already earned by any Participant or change the date or provisions for distribution of such amounts, unless the Participant consents in writing to such amendment insofar as the amendment affects the Participant.

          The foregoing Second Amended and Restated Director Deferred Compensation Plan is approved by the Board of Directors of the Company on behalf of the Company as of March 11, 1997, and shall be effective as of April 23, 1997.


                                   /s/ Kenneth B. Roath
                                   __________________________
                                   Kenneth B. Roath
                                   Chairman and Director


                                   /s/ Orville L. Melby
                                   __________________________
                                   Orville L. Melby
                                   Director and Chairman of the
                                   Compensation Committee


                                   /s/ Edward J. Henning
                                   __________________________
                                   Edward J. Henning
                                   Corporate Secretary


                                EXHIBIT A-1


                    HEALTH CARE PROPERTY INVESTORS, INC.
                  NOTICE OF ELECTION TO DEFER COMPENSATION


     Pursuant to the terms of the Second Amended and Restated Director Deferred Compensation Plan (the "Plan") of Health Care Property Investors, Inc. (the "Company") adopted by unanimous written consent of the Board of Directors as of March 11, 1997, I hereby elect to defer compensation, as specified below, under the Plan. Capitalized terms not defined herein shall have the meaning described in the Plan.

     I hereby elect to defer __________ (enter "all" or "none" or state dollar amount or state percentage) that will hereafter be payable to me as a member of the Board of Directors on and after _________________________. Of such deferred amount, __________ (enter "all" or "none" or state dollar amount or state percentage) shall be credited to my Deferred Compensation Interest Rate Account, the remainder, if any, shall be credited to my Deferred Compensation Stock Credit Account, as provided for in Section 2(a) of the Plan.

     These elections shall continue in effect until such time as I file a written notice with the Corporate Secretary of the Company, or I cease to be eligible to participate in the Plan.

     In the event of my death, all amounts deferred pursuant to this Plan, together with accumulated earnings, less any amounts paid out from my account, shall be payable in full to my named beneficiary, if he or she survives me, or to my estate 120 days following the date of my death.

     I hereby specify _________________________ (enter date or the words "no date") as an "Event Causing Distribution" in connection with Section 4(e) of the Plan and no compensation shall be deferred after such date.


__________________             _____________________________
Date                           Signature of Director

                               _____________________________
                               Print:     Name


                               _____________________________
                               Social Security Number


__________________             _____________________________
Date                           Spouses's Signature

                               _____________________________
                               Print:  Name
Received:

__________________             _____________________________
Date                                   , Corporate Secretary




                            EXHIBIT A-2


                 HEALTH CARE PROPERTY INVESTORS, INC.
           INITIAL ELECTION OF BENEFITS ACCOUNTS AMOUNTS


     Pursuant to the terms of the Second Amended and Restated Director Deferred Compensation Plan (the "Plan") of Health Care Property Investors, Inc. (the "Company") adopted by unanimous written consent of the Board of Directors as of March 11, 1997, I hereby consent to (1) the valuation of my accrued benefits under the Company's Retirement Plan for Outside Directors (the "Retirement Plan") in the amount of ____________, and (2), effective upon the stockholders' approval of the amendments to the Company's Amended and Restated Directors Stock Incentive Plan proposed in the proxy for the annual meeting of April 23, 1997, the transfer of my accrued benefits under the Retirement Plan to my Retirement Benefits Accounts under the Plan and the amendments to the Amended and Restated Director Deferred Compensation Plan, as memorialized in the Plan.

      Of such accrued benefits amount, __________ (enter "all" or "none" or state dollar amount or state percentage) shall be credited to my Retirement Benefits Interest Rate Account, the remainder, if any, shall be credited to my Retirement Benefits Stock Credit Account, as provided for in Section 2(b) of the Plan.

      This election shall continue in effect until such time as I file a written notice with the Corporate Secretary of the Company, or I cease to be eligible to participate in the Plan.



________________                     ____________________________
Date                                 Signature of Director

                                     ____________________________
                                     Print:     Name


                                     ____________________________
                                     Social Security Number


                                     ____________________________
                                     Spouses's Signature

                                     ____________________________
                                     Print:  Name

Received:

_______________                      ____________________________
Date                                        , Corporate Secretary



                             EXHIBIT A-3


                  HEALTH CARE PROPERTY INVESTORS, INC.
          NOTICE OF ELECTION TO TRANSFER DEFERRED COMPENSATION
                     OR BENEFITS ACCOUNTS AMOUNTS


     Pursuant to the terms of the Second Amended and Restated Director Deferred Compensation Plan (the "Plan") of Health Care Property Investors, Inc. (the "Company") adopted by unanimous written consent of the Board of Directors as of March 11, 1997, I hereby elect to reallocate the crediting of my account balance in the Plan. Of the amounted credited to my ___ Deferred Compensation Accounts or ___ Retirement Benefits Accounts (check one) under the Plan, __________ (enter "all" or "none" or state dollar amount or state percentage) shall be invested in the Interest Rate Account, the remainder, if any, shall be invested in the Stock Credit Account, as provided for in Section 3 of the Plan. All transferred amounts shall be subject to the terms and conditions of the Plan.



______________                      ____________________________
Date                                Signature of Director

                                    ____________________________
                                    Print:     Name


                                    ____________________________
                                    Social Security Number


                                    ____________________________
                                    Spouses's Signature

                                    ____________________________
                                    Print:  Name

Received:

________________                    ____________________________
Date                                       , Corporate Secretary



                              EXHIBIT B
                  HEALTH CARE PROPERTY INVESTORS, INC.
                       BENEFICIARY DESIGNATION

                    SECOND AMENDED AND RESTATED
                DIRECTOR DEFERRED COMPENSATION PLAN

     I designate the following beneficiary or beneficiaries to receive payment, in the event of my death, of my interest in any Plan Accounts (as defined in the Plan) heretofore or hereafter payable to me pursuant to Health Care Property Investors, Inc.'s Second Amended and Restated Director Deferred Compensation Plan (please see "Instructions for Naming the Beneficiary" that accompany this form):

PRIMARY BENEFICIARY
OR BENEFICIARIES          AGE       RELATIONSHIP        ADDRESS



SUCCESSOR BENEFICIARY
OR BENEFICIARIES          AGE       RELATIONSHIP        ADDRESS


     I reserve the right to change any beneficiary from time to time by filing with the Company a new election on this form.

     I agree that the last designation received by the Company prior to my death shall control any testamentary or other disposition I may make; however, if a former spouse is one of the beneficiaries named above but is not my spouse at the time of my death, such designation shall be deemed revoked. I acknowledge that this designation is subject to laws in the state of my residence. I further agree that the Company may make a lump sum payment to the legal representative of my estate if there is any question as to the right of any beneficiary to take hereunder, and the Company, its directors, the Compensation Committee and any member thereof, and any employee of the Company, shall have no further liability with respect hereto.

__________                         ____________________________
Date                               Signature of Director

                                   ____________________________
                                   Print:     Name

__________                         ____________________________
Date                               Spouse's Signature

                                   ____________________________
                                   Print:     Name